Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Joint Proxy Statement/Prospectus of BFC Financial Corporation and Bluegreen Corporation that is made part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-178703) of BFC Financial Corporation for the registration of 128,614,280 shares of its Class A Common Stock, and to the inclusion therein of our reports dated March 31, 2011 (except for Notes 1, 7, 8, 13, 15, and 16, as to which the date is December 16, 2011), with respect to the consolidated financial statements of Bluegreen Corporation, and the effectiveness of internal control over financial reporting of Bluegreen Corporation, for the year ended December 31, 2010, included in Bluegreen Corporation’s Form 8-K filed on December 16, 2011 and Annual Report (Form 10-K), respectively, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Certified Public Accountants

Boca Raton, Florida

February 13, 2012